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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF KENT ELECTRONICS CORPORATION


                                                   STATE OF
          SUBSIDIARY                               INCORPORATION
          ----------                               -------------

          K*TEC Electronics Corporation            Delaware

          Kent Datacomm Corporation                Texas